SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ------------------

                                   FORM 8-K/A
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):              April 27, 2000


                              Neogen Corporation
            (Exact name of registrant as specified in its charter)


           Michigan                     0-17988              38-2367843
(State or other jurisdiction of       (Commission           (IRS Employer
        incorporation)                File Number)        Identification No.)


   620 Lesher Place, Lansing, Michigan                               48912
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:            (517) 372-9200


        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)




This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission on March 2, 2000 by including the financial statements and pro forma information referred to below.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On February 17, 2000, Neogen Corporation purchased 100% of the common stock of Acumedia Manufacturers, Inc. The consideration for the purchase was $2,850,000, which included cash at the closing of $2,400,000 and a one year 7% note of $450,000 and up to an additional $1,000,000 based on levels of post closing revenues.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a) Financial Statements of Business to be Acquired

Report of Independent Public Accountants of Acumedia Manufacturers, Inc.

Balance Sheet of Acumedia Manufacturers, Inc. as of December 31,1999

Statement of Operations of Acumedia Manufactures, Inc. for the year ended December 31, 1999

Statement of Stockholders' Equity for the year ended December 31, 1999

Statement of Cash Flows for the year ended December 31, 1999

Notes to the Financial Statements of Acumedia Manufacturers, Inc.

(b) Pro Forma Financial Information

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods of one year ended May 31, 1999 and nine months ended February 29, 2000 present results of operations for Neogen Corporation as if the acquisition of Acumedia Manufacturers, Inc. occurred at the beginning of the periods presented.

The acquisition will be accounted for under the purchase method of accounting. Accordingly, the acquisition cost will be allocated to Acumedia assets acquired based on their estimated fair values. Preliminarily the excess of acquisition costs over the estimated fair value of acquired assets has been allocated to goodwill. This allocation may be adjusted following final valuations of Acumedia's assets but the effect of such adjustments is not expected to be significant. The Unaudited Pro Forma Condensed Consolidated Statements of Operations were derived from the annual financial statements of Acumedia and do not give effect to any synergies or operational changes that may occur as a result of or following the acquisition.


                                      2


The Unaudited Pro Forma Condensed Statements of Operations is for informational purposes only. This information does not purport to present the results of operations had the acquisition occurred on the dates specified, nor are they necessarily indicative of the expected future results of operations. The Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical financial statements and accompanying notes included in Neogen Corporation's filing with the Securities and Exchange Commission or with the historical financial statements of Acumedia Manufacturers, Inc. included with this Form 8-K/A.

(c) Exhibits















                                      3






ITEM 7 (a) FINANCIAL STATEMENTS OF BUSINESS TO BE ACQUIRED









                                      4


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Acumedia Manufacturers, Inc.:

     We have audited the accompanying balance sheet of Acumedia Manufacturers, Inc. (a Maryland corporation) as of December 31, 1999, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acumedia Manufacturers, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States.



                                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 31, 2000


                                      5


                         ACUMEDIA MANUFACTURERS, INC.

                                BALANCE SHEET
                              DECEMBER 31, 1999



                                    ASSETS
Current Assets:
    Cash ...................................................   $    60,595
    Accounts receivable, less reserves of $79,578 ..........       947,803
    Inventories ............................................     1,229,727
    Deferred income taxes ..................................       140,912
    Other current assets ...................................         6,686
                                                               -----------
      Total current assets .................................     2,385,723
Property and Equipment, at cost:
    Leasehold improvements .................................       310,945
    Machinery and equipment ................................       162,727
    Office furniture and equipment .........................        76,023
                                                               -----------
                                                                   549,695
    Less-- Accumulated depreciation and amortization .......       142,878
                                                               -----------
                                                                   406,817
Deferred income taxes ......................................       120,530
Goodwill, net ..............................................     2,581,127
                                                               -----------
                                                               $ 5,494,197
                                                               ===========

                   LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
    Accounts payable .......................................   $   135,252
    Accrued expenses .......................................        80,436
                                                               -----------
      Total current liabilities ............................       215,688
Due to affiliates ..........................................     2,874,146
Commitments and Contingencies (Note 3)
Stockholder's Equity:
    Common stock, No par value -  Authorized -- 5,000 shares
     Issued 4,998 shares ...................................     4,558,872
    Accumulated deficit ....................................    (2,154,509)
                                                               -----------
      Total stockholder's equity ...........................     2,404,363
                                                               -----------
                                                               $ 5,494,197
                                                               ===========

  The accompanying notes are an integral part of these financial statements.



                                      6


                         ACUMEDIA MANUFACTURERS, INC.

                           STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999




Revenue ........................................   $ 3,495,443
Cost of revenue ................................     2,783,471
                                                   -----------
   Gross profit ................................       711,972
Expenses:
   Sales and marketing .........................       235,931
   General and administrative ..................       537,550
   Research and development ....................        91,991
   Amortization of goodwill ....................       405,818
                                                   -----------
      Loss from operations .....................      (559,318)
   Interest expense ............................       139,099
                                                   -----------
      Net loss before benefit of income taxes ..      (698,417)
Benefit of income taxes ........................       113,745
                                                   -----------
      Net loss .................................   $  (584,672)
                                                   ===========


  The accompanying notes are an integral part of these financial statements.



                                      7


                         ACUMEDIA MANUFACTURERS, INC.

                      STATEMENT OF STOCKHOLDER'S EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1999


                                    COMMON STOCK
                                 -------------------
                                                                         TOTAL
                                              NO        ACCUMULATED   STOCKHOLDER'S
                                 SHARES    PAR VALUE      DEFICIT        EQUITY
                                 ------    ---------    -----------   -------------
BALANCE, December 31, 1998 ....   4,998   $ 4,558,872   $(1,569,836)   $2,989,036

Net loss ......................     --            --       (584,672)     (584,672)
                                  -----   -----------   -----------    ----------
BALANCE, December 31, 1999 ....   4,998   $ 4,558,872   $(2,154,509)   $2,404,363
                                  =====   ===========   ===========    ==========

The accompanying notes are an integral part of these financial statements.




                                      8


                         ACUMEDIA MANUFACTURERS, INC.

                           STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

      Cash Flows From Operating Activities:
        Net loss .............................................   $(584,672)
        Adjustments to reconcile net loss to net
          cash used in operating activities
            Depreciation and amortization ....................     507,325
            Benefit of deferred income tax ...................     (56,856)
            Provision for doubtful accounts ..................      98,188
        Changes in assets and liabilities
             Accounts receivable .............................    (101,254)
             Inventories .....................................    (359,756)
             Other current assets ............................      (6,686)
             Accounts payable ................................    (131,079)
             Accrued expenses ................................    (344,895)
                                                                 ---------
              Net cash used in operating activities ..........    (979,685)
      Cash Flows From Investing Activities:
        Purchases of property and equipment ..................    (107,816)
                                                                 ---------
              Net cash used in investing activities ..........    (107,816)
      Cash Flows From Financing Activities:
        Cash transferred from affiliates .....................     748,562
                                                                 ---------
              Net cash provided by financing activities ......     748,562
      Net Decrease in Cash ...................................    (338,939)
      Cash, Beginning of Year ................................     399,534
                                                                 ---------
      Cash, End of Year ......................................   $  60,595
                                                                 =========
      Supplemental Disclosure of Cash Flow Information:
        Interest paid during the year ........................   $ 139,099
                                                                 =========
        Income taxes paid during the year ....................   $    --
                                                                 =========

The accompanying notes are an integral part of these financial statements


                                      9


                         ACUMEDIA MANUFACTURERS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Acumedia Manufacturers, Inc. (the "Company") develops, manufactures and distributes dehydrated cultured media to the food industry. The Company's products are sold worldwide. The Company was acquired by IDEXX Laboratories, Inc. (the "Parent Company") in January 1997 in an acquisition accounted for under the purchase method of accounting. The purchase accounting was "pushed down" to the Company as of the acquisition date and the accompanying financial statements reflect the results of this accounting.

     The accompanying financial statements reflect the application of certain significant accounting policies, as discussed below and elsewhere in the notes to the financial statements. The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(a) Inventories

     Inventories include material, labor and overhead, and are stated at the lower of cost (first-in, first-out) or market. The components of inventories as of December 31, 1999 are as follows:

Raw materials ...........   $  597,033
Work-in-process .........       71,324
Finished goods ..........      561,370
                            ----------
                            $1,229,727
                            ==========

(b) Depreciation and Amortization

     The Company provides for depreciation and amortization using the straight-line method by charges to operations in amounts that allocate the cost of property and equipment over their estimated useful lives as follows:

                                      ESTIMATED
    ASSET CLASSIFICATION              USEFUL LIFE
-----------------------------------   -------------

Leasehold improvements ............   Life of lease
Machinery and equipment ...........   3-5 Years
Office furniture and equipment ....   5-7 Years

     Depreciation expense was $101,507 for the year ended December 31, 1999.




                                      10


(c) Goodwill

     The Company continually assesses the realizability of its long-lived assets, including goodwill, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of. As of December 31, 1999, the Company determined that no impairment has occurred. The Company is amortizing its goodwill over ten years. Accumulated amortization was $1,020,465 as of December 31, 1999.

(d) Stock-Based Compensation Plans

     The Company accounts for stock-based compensation plans under the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No.
123). Under SFAS No. 123, the Company elected the disclosure only method and will continue to account for employee stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees (See Note 5).

(e) Income Taxes

     The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. This statement requires that the Company recognize a current tax liability or asset for current taxes payable or refundable and a deferred tax liability or asset for the estimated future tax effects of temporary differences and carryforwards to the extent they are realizable (See Note 2).

(f) Revenue Recognition

     The Company recognizes product revenue at the time of shipment.

(g) Disclosure of Fair Value of Financial Instruments and Concentration of Credit Risk

     Financial instruments consist mainly of cash, accounts receivable and accounts payable. The Company does not believe significant credit risk exists at December 31, 1999. The carrying amounts of the Company's financial instruments approximate fair market value.


(2) INCOME TAXES

     The Company's results have been included in the consolidated federal tax returns of the Parent Company since the acquisition date. The Company has filed separate state tax returns since the acquisition date. For purposes of these financial statements, the Company is using the separate return method to allocate income tax benefit. Under this method, the income tax benefit reflects what the Company's current and deferred tax benefit would have been had the Company filed separate tax returns. For purposes of these financial statements, the Parent Company benefit of the Company's losses for federal tax purposes is reflected as a reduction in the amount due from affiliates and the state net operating losses are presented as a long-term deferred tax asset. The current and long-term tax assets reflect taxable differences between loss recorded for financial reporting purposes and tax return purposes for both the federal and state tax returns.




                                     11


     The benefit of income taxes for the year ended December 31, 1999 is comprised of the following:

Current
   Federal ..............   $ (63,390)
   State ................       6,500
                            ---------
                              (56,890)
                            ---------
Deferred
   Federal ..............     (30,223)
   State ................     (26,632)
                            ---------
                              (56,855)
                            ---------
                            $(113,745)
                            =========

     The benefit of income taxes differs from the amount computed by applying the statutory federal income tax rate as follows:

U.S. federal statutory rate .......   35.0%
State income tax, net of federal
   tax benefit ....................    1.9
Amortization of goodwill ..........  (20.3)
Other, net ........................   (0.3)
                                      ----
Effective tax rate ................   16.3%
                                      ====

     The components of the net deferred tax assets included in the accompanying balance sheet are as follows:

                                           CURRENT     LONG-TERM
                                           -------     ---------
ASSETS:
   Accruals .............................   $ 22,846   $   --
   Receivable reserves ..................     89,857       --
   Inventory basis differences ..........     28,209       --
   Property basis differences ...........       --       16,292
   Net operating loss carry forwards ....       --      104,238
                                            --------   --------
    Total assets ........................    140,912    120,530
LIABILITIES:
    Total liabilities ...................       --         --
                                            --------   --------
   Net asset ............................   $140,912   $120,530
                                            ========   ========

     At December 31, 1999, the Company had state net operating loss carryforwards of approximately $1.5 million available to offset future taxable income. Net operating loss carryforwards expire at various dates from 2012 to 2014.



                                     12


(3) COMMITMENTS AND CONTINGENCIES

     The Company leases its facility under an operating lease, which expires in 2003. In addition, the Company is responsible for the real estate taxes and operating expenses related to these facilities. Minimum annual rental payments under this agreement are as follows:

         YEARS ENDING
         DECEMBER 31
2000 ...................   $ 75,758
2001 ...................     77,648
2002 ...................     79,549
2003 ...................     74,629
                           --------
                           $307,584
                           ========

    Rent expense, charged to operations under this operating lease, was approximately $72,450 for the year ended December 31, 1999.

    The Company also entered into a consulting agreement with a former owner to provide certain consulting services through December 31, 2000 for a monthly fee of $4,167. The Company included $50,000 in general and administrative expense in the accompanying statement of operations related to this agreement for the year ended December 31, 1999.

    The Parent Company has several lawsuits that are not deemed to relate to the Company, and accordingly, no disclosure or accrual for any potential loss related to these lawsuits has been made in these financial statements.

(4) RELATED PARTY TRANSACTIONS

    The Parent Company performs certain services and functions for the Company, as discussed below. Fees charged for these services are included in the results of operations and any unpaid service fees are reflected in due to affiliate on the accompanying balance sheet.

(a) Employee Benefits

    The Company participates in the Parent Company's health, life and dental insurance plans and other miscellaneous employee benefits programs. The Parent Company allocated benefit costs for these programs to the Company. The allocation represents approximately 10% of salaries, which the Parent Company believes approximates the fair market value of these benefit costs.

(b) Administrative Services

    The Parent Company performs certain administrative services for the Company including purchase order generation, vendor payment, cash management, payroll processing, human resource management and cash collections. The Parent Company charged the Company approximately $25,000 for these services. Management believes that the service fee charged by the Parent Company is reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis.



                                     13


(c) Due to Affiliates

    The Company borrows funds from the Parent Company to fund operations. The Parent Company charges interest at the applicable federal rate, which is the rate prescribed by the Internal Revenue Service for such transactions. The interest rate ranged from approximately 4.5% to 5.7% during the year ended December 31, 1999. Total interest expense paid to the Parent Company for the year ended December 31, 1999 was $139,099.

(5) STOCKHOLDER'S EQUITY

     Stockholder's equity consists of 4,998 shares of no par value common stock, which was acquired by the Parent Company in 1997, and accumulated deficit. The Company recorded the purchase price paid by the Parent Company as common stock and eliminated retained earnings prior to acquisition.

(6) STOCK-BASED COMPENSATION PLANS

     The Parent Company maintains various employee stock-based compensation plans and certain employees of the Company participate in these plans. The Parent Company and Company accounts for these plans under the provisions of SFAS No. 123. Under SFAS No. 123 the Company elected the disclosure method and will continue to account for employee stock-based compensation plans under APB Opinion No. 25. Accordingly, no compensation cost has been recognized for these plans. Had compensation cost for the employee stock-based compensation plans been determined consistent with the provisions of SFAS No. 123, the Company's net loss would have been increased to the following pro forma amounts:

                                       Year Ended
                                    December 31, 1999
Net loss:
     As reported ..................     $584,672
     Pro forma ....................     $595,208

SFAS No. 123 has not been applied to options granted prior to January 1, 1995; therefore the resulting pro forma compensation costs may not be representative of that expected in future years.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the grants, respectively: no dividend yield; expected volatility of 54%; risk-free interest rates of 5.28%, respectively; and expected lives of 4.62 years.

     The employees of the Company participate in the Parent Company's 1991 Stock Option Plan and 1998 Stock Option Plan. The 1991 Stock Option Plan and the 1998 Stock Option Plan provides for grants of incentive and nonqualified stock options at the discretion of the Parent Company's Compensation Committee of the Board of Directors. Incentive stock options are granted at the fair market value on the date of grant and expire 10 years from the date of grant. Nonqualified options may be granted at no less than 100% of the fair market value on the date of grant. The vesting schedule of all options is determined by the Parent Company's Compensation Committee of the Board of Directors at the time of grant.


                                     14


     A summary of the status of the Company's stock option plans as of December 31, 1999 and changes during the year then ended is presented in the table below:

                                                              WEIGHTED
                                                     NUMBER    AVERAGE
                                                       OF     EXERCISE
                                                     SHARES    PRICE
                                                     ------   --------
Outstanding, December 31, 1998 ..................    7,331     $17.03
    Granted .....................................    1,150      23.44
    Exercised ...................................     (200)     20.83
                                                     -----
Outstanding, December 31, 1999 ..................    8,281      17.83
                                                     =====
Exercisable, December 31, 1999 ..................    2,969      17.62
                                                     =====
Weighted average fair value of options
    granted in 1999 .............................              $11.21
                                                               ======

    At December 31, 1999, the options outstanding have the following characteristics:

                   OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                   -------------------                  -------------------
                                            WEIGHTED
                             WEIGHTED        AVERAGE               WEIGHTED
  EXERCISE PRICE    NUMBER    AVERAGE       REMAINING     NUMBER   AVERAGE
      RANGE           OF     EXERCISE       CONTRACT        OF     EXERCISE
                   OPTIONS     PRICE          LIFE       OPTIONS    PRICE
 ----------------  ------    --------       ---------    -------   --------
 $13.69 -- $15.25   3,000     $14.21          7.85         800      $14.47
  17.35 -- 17.75    2,990      17.38          7.10       1,588       17.36
  21.03 -- 25.50    2,291      23.17          7.97         581       22.65

     During 1994, the Board of Directors of the Parent Company approved the 1994 Employee Stock Purchase Plan whereby the Parent Company had reserved up to an aggregate of 300,000 shares of Common Stock for issuance in semiannual offerings over a three-year period. During 1997, the Board of Directors of the Parent Company approved the 1997 Employee Stock Purchase Plan whereby the Parent Company has reserved and may issue up to an aggregate of 420,000 shares of Common Stock in semiannual offerings. Stock is sold under each of these plans at 85% of fair market value, as defined. Shares subscribed to and issued under the plans were 66,887 in 1999.

     Under SFAS No. 123, pro forma compensation cost is recognized for the fair value of the employees' purchase rights, which was estimated using the Black-Scholes model with the following assumptions for 1999, no dividend yield; an expected life of one year; expected volatility of 54%; and risk-free interest rates of 5.45%. The weighted-average fair value of those purchase rights granted in 1999 was $7.40 per share.

 (7) IDEXX RETIREMENT AND INCENTIVE SAVINGS PLAN

     The Parent Company has established the IDEXX Retirement and Incentive Savings Plan (the "401(k) Plan"). Employees eligible to participate in the 401(k) Plan may contribute specified percentages of their salaries, a portion of which will be matched by the Company. In addition, the Company may make contributions to the 401(k) Plan at the discretion of the Board of Directors. There were no discretionary contributions in 1999.


                                     15


(8) SIGNIFICANT CUSTOMERS

     During the year ended December 31, 1999 one customer accounted for 19% of the Company's revenue, while another customer accounted for 10% of the Company's revenue. Both significant customers distributed the Company's products and used the Company's products to produce prepared media.

(9) ACCRUED EXPENSES

     Accrued expenses consists of the following at December 31, 1999:


Payroll and related benefits ...........   $19,736
Accrued lease termination costs ........    57,765
Other ..................................     2,935
                                           -------
                                           $80,436
                                           =======

     Accrued lease termination costs represents rental expense and the costs associated with terminating the Company's lease on its former facility. The Company settled this obligation in the first quarter 2000.

(10) SALE OF THE COMPANY

     On February 17, 2000, the Company was sold to Neogen Corporation for $2.4 million in cash, a $450,000 note payable and contingent purchase price of up to $1.0 million. The note payable is due on February 17, 2001 and bears interest at 7%. The contingent purchase price is based on the revenue of the Company during the period February 18, 2000 to February 17, 2001.


                                     16






ITEM 7 (b) PROFORMA FINANCIAL INFORMATION











                                     17




                                         NEOGEN CORPORATION
                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                 FOR THE YEAR ENDED MAY 31, 1999

                                                           Historical                Pro-Forma
                                                      Neogen       Acumedia         Adjustments      Combined

Net Sales ......................................   $22,179,000    $3,677,000                      $ 25,856,000
Costs of Goods Sold ............................     9,477,000     2,661,000 (a)   $  136,000       12,274,000
                                                   -----------    ----------                      ------------
Gross Margin ...................................    12,702,000     1,016,000                        13,582,000

Sales and Marketing ............................     5,311,000       808,000 (a)     (136,000)       5,983,000
General and Administrative .....................     3,207,000       842,000 (b)     (376,000)       3,673,000
Research and Development .......................     1,640,000       287,000                         1,927,000
                                                   -----------    ----------                      ------------

Operating Income (Loss) ........................     2,544,000      (921,000)                        1,999,000

Other Income (Expense) .........................       104,000       (64,000)                           40,000
                                                   -----------    ----------                      ------------

Income Before Income Taxes (Loss) ..............     2,648,000      (985,000)                        2,039,000

Income Taxes (Credit) ..........................       393,000      (275,000)(c)       78,000          196,000
                                                   -----------    ----------                      ------------


Net Income (Loss) ..............................   $ 2,255,000    $ (710,000)                     $  1,843,000
                                                   ===========    ==========                      ============

Diluted Net Income (Loss) per share ............                                                  $       0.30
                                                                                                  ============

(a) Reclassify freight-in to Cost of Goods Sold

(b) Recognize the difference in goodwill
      amortization
    Goodwill Amortization in Acumedia historical
      statements ...............................                                                  $   (406,000)
    Goodwill Amortization in the combined
      statements ($600,000/240 months) .........                                                        30,000
                                                                                                  ------------
        Difference .............................                                                  $   (376,000)
                                                                                                  ============

(c) Recognize the tax effect of
      goodwill and other items
    Income before tax ..........................                                                  $  2,039,000
      Effect of Acumedia Goodwill Amortization .                                                        30,000
      Effect of credits and other adjustments ..                                                    (1,510,000)
                                                                                                  ------------
                                                                                                       559,000
      Income tax rate ..........................                                                            35%
                                                                                                  ------------
                                                                                                       196,000
      Income tax historically recorded
        Neogen .................................                                                      (393,000)
        Acumedia (credit) ......................                                                       275,000
                                                                                                  ------------
          Adjustment required ..................                                                  $     78,000
                                                                                                  ============


                                     18



                                         NEOGEN CORPORATION
                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            FOR THE NINE MONTHS ENDED FEBRUARY 29, 2000


                                                           Historical                Pro-Forma
                                                      Neogen       Acumedia         Adjustments      Combined

Net Sales ......................................   $17,042,000    $2,569,000                      $ 19,611,000
Costs of Goods Sold ............................     7,436,000     2,046,000 (a)   $  109,000        9,591,000
                                                   -----------    ----------                      ------------
Gross Margin ...................................     9,606,000       523,000                        10,020,000

Sales and Marketing ............................     4,289,000       177,000 (a)     (109,000)       4,357,000
General and Administrative .....................     2,472,000       708,000 (b)     (282,000)       2,898,000
Research and Development .......................     1,185,000        69,000                         1,254,000
                                                   -----------    ----------                      ------------

Operating Income (Loss) ........................     1,660,000      (431,000)                        1,511,000

Other Income (Expense) .........................       623,000      (101,000)                          522,000
                                                   -----------    ----------                      ------------

Income Before Income Taxes (Loss) ..............     2,283,000      (532,000)                        2,033,000

Income Taxes (Credit) ..........................       510,000      (109,000)(c)       32,000          433,000
                                                   -----------    ----------                      ------------


Net Income (Loss) ..............................   $ 1,773,000    $ (423,000)                     $  1,600,000
                                                   ===========    ==========                      ============

Diluted Net Income (Loss) per share ............                                                  $       0.27
                                                                                                  ============

(a) Reclassify freight-in to Cost of Goods Sold

(b) Recognize the difference in goodwill
      amortization
    Goodwill Amortization in Acumedia historical
      statements ...............................                                                  $   (304,500)
    Goodwill Amortization in the combined
      statements ($600,000/240 months) .........                                                        22,500
                                                                                                  ------------
        Difference .............................                                                  $   (282,000)
                                                                                                  ============

(c) Recognize the tax effect of
      goodwill and other items
    Income before tax ..........................                                                  $  2,033,000
      Effect of Acumedia Goodwill Amortization .                                                        22,500
      Effect of credits and other adjustments ..                                                      (820,000)
                                                                                                  ------------
                                                                                                     1,235,500
      Income tax rate ..........................                                                            35%
                                                                                                  ------------
                                                                                                       433,000
      Income tax historically recorded
        Neogen .................................                                                      (510,000)
        Acumedia (credit) ......................                                                       109,000
                                                                                                  ------------
          Adjustment required ..................                                                  $     32,000
                                                                                                  ============


                                     19




ITEM 7 (c) EXHIBITS












                                     20



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 8-K, into the Company's previously filed Registration Statement File
Nos. 033-62987 and 333-66357.



                                                       ARTHUR ANDERSEN LLP



Boston, Massachusetts
April 25, 2000


                                     21


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Neogen Corporation
                                              (Registrant)


Date:  April 27, 2000                          By:     s/ Richard R. Current
                                                   -------------------------
                                                   Richard R. Current
                                                   Vice President and CFO